UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 7, 2011
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
Park-Ohio Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	333-43005-1	34-6520107

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Blvd., Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.1
EX-4.2
EX-4.3
EX-10.1

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
     On April 7, 2011, Park-Ohio Industries, Inc. (the “Company”), an Ohio corporation and a wholly owned subsidiary of Park-Ohio Holdings Corp. (the “Parent”), and its material domestic subsidiaries (the “Guarantors”) entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the issuance by the Company of $250 million aggregate principal amount of 8.125% Senior Notes due 2021 (the “Notes”). The Notes were sold on April 7, 2011 in a private transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.
     The Notes bear an interest rate of 8.125% per annum and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2011. The Notes mature on April 1, 2021. The Notes are unsecured senior obligations of the Company and are guaranteed on an unsecured senior basis by the Guarantors.
     The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and the Guarantors’ abilities to incur additional indebtedness and issue preferred stock, pay dividends on or purchase the Company’s and the Guarantors’ equity interests, make certain investments, incur liens on assets, enter into sale and leaseback transactions, merge or consolidate with another company, transfer or sell all or substantially all of the Company’s assets, and enter into transactions with affiliates. Upon the occurrence of a “change of control,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.
     The Company may redeem the Notes at any time on or after April 1, 2016 at redemption prices of 104.063%, 102.708% and 101.354% of the principal amount thereof if the redemption occurs during the 12-month periods beginning April of the years 2016, 2017 and 2018, respectively, and at a redemption price of 100% of the principal amount thereof on and after April 1, 2019, in each case, plus accrued and unpaid interest, if any, to the applicable redemption date. In addition, on or prior to April 1, 2014 the Company may redeem up to 35% of the aggregate principal amount of the Notes with net cash proceeds of certain equity offerings of the Company or Parent at a redemption price of 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem all or part of the Notes at a redemption price of 100% of the principal amount thereof, plus a “make-whole” premium, on one or more occasions prior to April 1, 2016.
     The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
     The foregoing description of the Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this current Report on Form 8-K and is incorporated herein by reference.
Supplemental Indenture
     On April 7, 2011, the Company entered into a fifth supplemental indenture (the “Supplemental Indenture”), among the Company, the guarantors named therein and the Trustee, to the indenture, dated November 30, 2004, among the Company, the guarantors named therein and the Trustee (the “2014 Notes Indenture”), under which the Company issued its 8.375% Senior Subordinated Notes due 2014 (the “2014 Notes”). The Supplemental Indenture amends the 2014 Notes Indenture by, among other things, eliminating certain restrictive covenants contained in the 2014 Notes Indenture and reducing the minimum period required for notice of redemption from 30 days to three business days.
     The amendments to the 2014 Notes Indenture contained in the Supplemental Indenture were effective as of April 7, 2011 and became operative when the Company accepted for purchase validly tendered 2014 Notes representing a majority of the outstanding 2014 Notes not held by the Company’s affiliates pursuant to the Company’s tender offer for all outstanding 2014 Notes not held by the Company’s affiliates (the “Offer”). As of 12:00 Midnight, New York City time, on Wednesday, April 6, 2011, the Company had received tenders of approximately $111,476,000 aggregate principal amount of the 2014 Notes, representing approximately 60.6% of the aggregate principal amount of the 2014 Notes not held by the Company’s affiliates outstanding.
     The foregoing description of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
     In connection with the issuance of the Notes, the Company also entered into a registration rights agreement dated April 7, 2011 (the “Registration Rights Agreement”) among the Company, the Guarantors and the initial purchasers of the Notes. Under the Registration Rights Agreement, the Company and the Guarantors agreed, among other things, (i) to file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to the Notes and the guarantees thereof within 150 days after April 7, 2011, (ii) to use all commercially reasonable efforts to have such exchange offer registration statement declared effective by the SEC within 210 days after April 7, 2011, and (iii) subject to certain limitations, to consummate the exchange offer to which the exchange offer registration statement relates within 30 business days after the date on which the registration statement is declared effective by the SEC. Under certain circumstances, the Company and the Guarantors have agreed to file a shelf registration statement with the SEC with respect to the resale of the Notes and the guarantees thereof. If the Company does not comply with these obligations, subject to limitations set forth in the Registration Rights Agreement, the Company and the Guarantors jointly and severally will be required to pay special interest in an amount equal to 0.25% per annum of the principal amount of the Notes, for the first 90 days following default. Thereafter, the amount of special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until the default is cured, up to a maximum amount of 1.0% per annum.
     The initial purchasers of the Notes and their affiliates have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company and its affiliates and as a dealer-manager in connection with the Company’s tender offer for, and consent solicitation with respect to, the 2014 Notes, for which they received customary fees and commissions. Additionally, one of the Company’s directors is an officer of an affiliate of one of the initial purchasers, and this affiliate is a participant in the Company’s revolving credit facility.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.
Amended and Restated Credit Agreement
     On April 7, 2011, the Company also entered into a fourth amended and restated credit agreement (the “Credit Agreement”) among the Company, the other loan parties thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager. The Credit Agreement, among other things, provides an increased revolving credit facility of up to $200 million, extends the maturity date of borrowings under the facility to April 7, 2016 and amends fee and pricing terms. Furthermore, the Company has the option, pursuant to the Credit Agreement, to increase the availability under the revolving credit facility by $50 million.
     Some of the financial institutions party to the Credit Agreement, and some of their affiliates, have, from time to time, provided certain investment banking, commercial banking and financial advisory services to the Company and its affiliates, including acting as lender to the Company and its affiliates and as a dealer-manager in connection with the Company’s tender offer for, and consent solicitation with respect to, the 2014 Notes, for which they received customary fees and commissions.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 4.3 to this current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Credit Agreement is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 7, 2011, A. Malachi Mixon, III, a current member of the board of directors of the Parent (the “Board of Directors”) and one of the three members of the Board of Directors whose terms expire at the Parent’s 2012 annual meeting of shareholders (the “2012 Class”), resigned as a member of the 2012 Class. On the same date, the Board of Directors elected Mr. Mixon to serve as a member of its class of directors whose terms expire at the Parent’s 2011 annual meeting of shareholders.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:

Number	Exhibit
4.1	Indenture, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.2	Fifth Supplemental Indenture, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3
Fourth Amended and Restated Credit Agreement, dated April 7, 2011. Among Park-Ohio Industries, Inc., the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager.

10.1	Registration Rights Agreement, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary and General Counsel

Dated: April 13, 2011

PARK-OHIO INDUSTRIES, INC.
By:	/s/ Robert D. Vilsack
Name: Robert D. Vilsack
Title: Secretary and General Counsel

Dated: April 13, 2011

INDEX TO EXHIBITS

Number	Exhibit
4.1	Indenture, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.2	Fifth Supplemental Indenture, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee.

4.3
Fourth Amended and Restated Credit Agreement, dated April 7, 2011. Among Park-Ohio Industries, Inc., the other Loan Parties (as defined therein), the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian agent, and J.P. Morgan Securities Inc., as sole lead arranger and bookrunning manager.

10.1	Registration Rights Agreement, dated April 7, 2011, among Park-Ohio Industries, Inc., the Guarantors (as defined therein) and the initial purchasers that are party thereto.